Exhibit 21

Subsidiaries of Registrant

Name                                                                                                         State of Incorporation

The Savannah Bank, National Association                                        United States (National Charter)

Bryan Bank & Trust                                                                                Georgia

Minis & Co, Inc.                                                                                      Georgia

SAVB Holdings, LLC                                                                              Georgia

Nonconsolidated subsidiaries:

SAVB Properties, LLC                                                                            Georgia

SAVB Capital Trust 1                                                                             Delaware

SAVB Capital Trust 2                                                                             Delaware